UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2012

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PepsiCo, Inc. (“PepsiCo” or the “Company”) and Maura Abeln Smith entered into a separation agreement, dated October 18, 2012, in connection with Ms. Smith’s previously announced departure from the Company. Pursuant to the agreement, Ms. Smith is eligible to receive payments, less applicable taxes, consisting of six bi-weekly payments of $157,150, commencing October 19, 2012 and ending December 28, 2012; a payment of $2,478,550 in January 2013 and three monthly payments of $826,183.33 commencing in February 2013 and ending April 2013, as well as continued health benefits. In consideration for the payments, Ms. Smith has agreed to provide consulting services for the Company, to respond to requests for assistance from the Company related to matters arising during her employment, to non-competition, non-solicitation, non-disparagement and confidentiality restrictions and to a general release of any potential claims against the Company.

A copy of the separation agreement between Ms. Smith and the Company is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, as previously disclosed, John Compton, formerly President of PepsiCo, notified PepsiCo of his decision to resign from the Company. Mr. Compton’s resignation is effective October 19, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement, dated October 18, 2012, between Maura Abeln Smith and PepsiCo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: October 19, 2012

	By:	/s/ Cynthia Nastanski
	Name:	Cynthia Nastanski
	Title:	Senior Vice President, Corporate Law & Office of the Corporate Secretary

INDEX TO EXHIBITS

10.1	Separation Agreement, dated October 18, 2012, between Maura Abeln Smith and PepsiCo, Inc.